SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 SECURITIES EXCHANGE ACT OF 1934


                 Date of Report - April 2, 1998
                (Date of earliest event reported)


                         GTE CORPORATION
       (Exact name of registrant as specified in charter)

                            NEW YORK
         (State or other jurisdiction of Incorporation)




      1-2755                             13-1678633
(Commission File Number)               (I.R.S. Employer
Identification No.)

One Stamford Forum
Stamford, Connecticut                                  06904
(Address of principal executive offices)            (Zip Code)


                              (203) 965-2000
           Registrant's telephone number, including area code






















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                         GTE CORPORATION

                            FORM 8-K

                       ITEM OF INFORMATION

Item 5. Other Events

   In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, GTE Corporation ("GTE" or the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company made by or on behalf of the Company.

  Forward-Looking Statements

  GTE today announced a series of actions designed to further sharpen its strategic focus and improve its competitive position by repositioning non-strategic properties and reducing costs. Confirming comments in the media, GTE affirms that, as a result of the MCI shareholders accepting a competing offer, the GTE offer for MCI Communications
Corporation is no longer outstanding. GTE continues to explore other strategic alternatives.

  GTE said the actions announced today will result in a first quarter 1998 after-tax charge of $802 million, which will reduce current year earnings per share (EPS) by 83 cents. GTE estimates that core earnings per share from operations, excluding the impact of the one-time charge described in the attached press release filed as Exhibit 99.1 hereto, and the impact of the data initiatives, will grow not less than 10% in 1998. Excluding the one-time charge, 1998 earnings are expected to be in line with GTE's prior estimates of moderate growth compared to 1997. Consistent with prior projections for 1999 and beyond, consolidated earnings per share, including the effects of the data initiatives, will grow to an accelerated level of 13% to 15%. Consolidated revenue growth will accelerate from the current 9% growth rate to 10% to 12% over the longer term, normalized for property repositioning. Much of this growth will be driven by expanded services like long-distance, video, value-added data communications and Internet-related services. In addition, new marketing and sales initiatives will generate significant revenue growth through sales of bundled services. Operating margins for domestic telephone operations are expected to be consistent with margins achieved in 1997.







                               -3-

  GTE has projected that domestic wireless operations will grow consistent with the industry. Cellular revenues per customer, however, is expected to continue a downward trend as more residential customers sign up and new competitors enter the market.

  GTE continues to project that the amount of net income contributed by its international operations in 1995 will double by the year 2000.

  Risk Factors

  GTE's forward-looking statements are based upon a series of projections and estimates regarding the economy, the telecommunications industry, the effects of federal, state and local regulations on the industry in general and within GTE's markets, as well as key performance indicators that affect the company directly. These projections and estimates regarding the economy and the telecommunications industry relate to the demand for and pricing of services, the effects of competition, the impact of universal service and the success of new products, services and new businesses such as bundled services through the new marketing and sales initiative, value-added data communications, Internet-related services, long distance and video.

  With regard to the effects of regulation, GTE has assumed fair and reasonable resolutions to any pending and potential federal, state and local regulatory initiatives and proceedings, including arbitration proceedings before various state regulatory commissions. GTE has assumed that the favorable rulings of the Court of Appeals for the Eighth Circuit regarding the terms of interconnection, unbundled network elements and resale rates will be upheld by the U.S. Supreme Court, which announced it would review this decision.

  In developing its forward-looking statements, GTE has made certain assumptions relating to key performance indicators that have a direct bearing on GTE's ability to attain these projections. These assumptions include the continued annual growth of telephone access lines and minutes of use, new and expanded services, wireless volumes, and customer growth. They also assume productivity improvements and the absence of disruption to GTE's markets.

  If future events and actual performance differ from that assumed for the risk factors noted above, GTE's actual results could vary significantly from the performance projected in the forward-looking statements.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements -- None.
         (b)  Pro Forma Financial Information -- None.
         (c)  Exhibits
              99.1  Press release dated April 2, 1998.



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                           SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               GTE CORPORATION
                                                (Registrant)


                            By:     WILLIAM M. EDWARDS, III
                                    William M. Edwards, III
                                 Vice President and Controller


Date: April 2, 1998